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                                                                   Exhibit 10.15

                       THIRD AMENDMENT TO LEASE AGREEMENT

         AMENDMENT dated April 2, 1996 to Lease Agreement dated the 23rd day of April, 1992 between 2315 Broadway Realty Co. (the "Landlord") and The Princeton Review, Inc. (the "Tenant"), as amended (the "Lease").

                               W I T N E S E T H:

         WHEREAS, the Landlord and the Tenant desire to further amend the Lease to provide for the Tenant to lease the second floor, formerly occupied by Charivari, Inc. and Columbia Life Insurance Co. (the "Second Floor Premises"), of the building (the "Building") known as 2315 Broadway, New York, NY in which the premises that are demised under the Lease are situated, all as set forth on Exhibit A annexed hereto, and to otherwise amend the Lease, and all on the terms herein and in the Lease set forth,

         NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Each capitalized term used herein and not defined shall have the definition set forth in the Lease.

         2. (a) The Second Floor Premises shall be included in the demised premises under the Lease for all purposes under the Lease, except to the extent that any provision in the Lease pertains only to the premises demised under the original Lease, or the first amendment or the second amendment thereto, including, without limitation, Articles 64, 122, 125, 136 (c) (subject to
Section 9 below), and 137, which Articles shall not apply to any premises demised under this Amendment. Subject to Section 6 hereof, the term of the Lease with respect to the Second Floor Premises shall commence on June 1, 1996 and expire on May 31, 2006.

                  (b) The term under the Lease, which shall continue to cover the entire third floor of the Building (the "Third Floor Premises") shall be extended until May 31, 2006, provided, however, that no real estate tax escalation shall be applicable after 7 1/2 years from the commencement of rent payment under Section 5. The minimum annual base rent for the Third Floor Premises shall be payable as provided in the Lease as follows:

         From February 1, 2005 to May 31, 2005 $219,543 per annum;

         From June 1, 2005 to May 31, 2006 $224,482 per annum.

         3. The minimum annual base rent for the Second Floor Premises shall be payable as provided in the Lease as follows:

         From June 1, 1996 to May 31, 1997 $179,200 per annum;
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         From June 1, 1997 to May 31, 1998 $184,000 per annum;

         From June 1, 1998 to May 31, 1999 $188,800 per annum;

         From June 1 1999 to May 31, 2000 $193,600 per annum;

         From June 1, 2000 to May 31, 2001 $198,400 per annum;

         From June 1, 2001 to May 31, 2002 $203,200 per annum;

         From June 1, 2002 to May 31, 2003 $208,000 per annum;

         From June 1, 2003 to May 31, 2004 $212,800 per annum;

         From June 1, 2004 to May 31, 2005 $217,600 per annum;

         From June 1, 2005 to May 31, 2006 $222,400 per annum.

         4. In applying Article 134 to the Second and the Third Floor Premises, the percentage shall be 50%, and with regard to the Second Floor Premises and the third floor of the Building under the Lease, under Article 134 the Base Tax Year shall be the 1995/1996 New York City fiscal year.

         5. The obligation to pay rent and additional rent with respect to the Second Floor Premises shall become effective upon the earlier of the date that the Architect certifies that the Landlord's New Work (hereinafter defined) on the Second Floor Premises is substantially complete or Tenant's taking possession thereof, whichever is earlier. If. such date occurs after the commencement date, then the rent and additional rent shall be abated during the interim period; and if such date occurs prior to the commencement date, then the rent and additional rent shall be prorated during the interim period based on the applicable rent and additional rent during the first year. The "Architect" is the architect who prepares the plans and specifications for the Landlord's New Work.

         6. Provided and upon condition that Tenant is not in default upon any of the terms, covenants and conditions of this Lease to be performed by Tenant, the Tenant shall have the option from time to time to cancel and terminate the Lease with respect to any of the following: The premises demised under the original Lease, the New Third Floor Premises, and/or the Second Floor Premises, effective upon any date from and after February 1, 2003, on the following conditions: Tenant shall send written notice to the Landlord at least six months prior to the effective termination/cancellation date (TIME BEING OF THE ESSENCE) by registered or certified mail, return receipt requested, specifying the portion of the premises demised under the Lease with respect to which the Lease is to be canceled and the date set for cancellation. Such option may be exercised with respect to different spaces at different times. Upon notice properly given under this paragraph 6, provided Tenant shall have made the appropriate payment


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set forth below, then the Lease shall terminate with respect to the portion of the premises specified in the notice as if the termination date were the date initially set forth herein for the expiration of the lease of that portion of the premises. The payments are as follows:

                           Effective Date Between                 Payment
                           ----------------------                 -------
Original Third
Floor North
Premises:                  6/1/03 and after                         $-0-

New Third
Floor
Premises:                  6/1/03 to 5/31/04                      $25,000
                           6/1/04 and after                         $-0-

Second
Floor
Premises:                  6/1/03 to 5/31/04                      $80,000
                           6/1/04 to 5/31/05                      $40,000
                           6/1/05 and after                         $-0-

In the event of any such cancellation, Landlord shall construct a new demising wall that shall, on the side facing into the premises demised under the Lease, match the decor of the premises demised under the Lease.

         7. The Landlord shall at its own cost and expense: (a) perform the renovations in the demised premises in accordance with the plans, notes and specifications attached hereto, (b) install independent meters (i.e. meters billed directly by the utility company to Tenant) for the Second Floor Premises, all in accordance with the plans and specifications annexed hereto, (c) upon Tenant's request, install an interior stairway as designed by Tenant's architect connecting the Second Floor Premises to the third floor similar in quality and design to the interior improvements then existing in such premises, (d) install panic bar on the door to the rear stairwell, install new light fixtures and increase lighting, clean, sand, plaster, and repaint rear stairwell (collectively, the "Landlord's New Work") and (e) make minimal alterations to the Third Floor Premises in accordance with the plans and specifications annexed hereto. The representations, warranties and covenants of the Landlord in Section 136(c) of the Lease shall apply to the Landlord's New Work, as if set forth hereat in full, with reference thereto. Landlord shall allow Tenant temporary free use of the premises at 363 7th Avenue as previously discussed until the Second Floor Premises shall be ready for occupancy.

         8. From and after the effective date under Section 5 above, Tenant shall pay monthly water/sewer charges and miscellaneous charges as follows for Second Floor Premises $70.00/mo. and $100.00/mo., respectively.


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         9.       This Third Amendment shall not be effective until all of the following events shall have occurred and the parties hereto shall have received notice thereof on or prior to December 29, 1995: Landlord shall have entered into a surrender agreement with all current tenants in occupancy in the Second Floor Premises; Tenant shall have entered into a surrender agreement with The Women's Resource Center, Inc. with respect to its subtenancy on the fourth floor of the Building; Tenant and Landlord shall have entered into a surrender agreement with respect to Tenant's tenancy on the fourth floor of the Building; Tenant shall have entered into a surrender agreement with respect to Tenant's tenancy on the third floor of the building known as 2307 Broadway, New York, NY; and all of such surrender agreements shall have become effective; or such spaces shall have been properly surrendered to Tenant's reasonable satisfaction. If all of such conditions are not satisfied on or prior to March 31, 1996, then this Third Amendment shall be void and of no force or effect.

         10. Except as amended hereby the Lease remains unamended and in full force and effect and is hereby ratified and confirmed.


         IN WITNESS WHEREOF, the Tenant has caused this Amendment to be executed by its duly authorized officer, and the Landlord has caused this Amendment to be executed by its duly authorized general partner, as of the date first above written.

                                   THE PRINCETON REVIEW, INC.


                                   By: /s/ Mark Chernis
                                      -------------------------------
                                        Mark Chernis, Vice President


                                   2315 BROADWAY REALTY CO.


                                   By: /s/ Jeffrey Smith
                                      -------------------------------
                                        Jeff Smith, General Partner



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